UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2013

DCP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

DELAWARE	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 17th Street, Suite 2500

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 633-2900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 19, 2013, Greg G. Maxwell, one of the Phillips 66 representatives to the Board of Directors (the “Board”) of DCP Midstream GP, LLC (the “General Partner”), the ultimate general partner of DCP Midstream Partners, LP (the “Partnership”), resigned as a director of the Board due to changes in his responsibilities at Phillips 66. There were no disagreements between Mr. Maxwell and the General Partner or the Partnership regarding any matter or relating to the Partnership’s operations, policies or practices. Mr. Maxwell was not serving on any committees of the Board.

Also effective June 19, 2013, Brian R. Wenzel was appointed as a Phillips 66 representative to the Board to take Mr. Maxwell’s position. Mr. Wenzel is currently the Vice President and Treasurer for Phillips 66. Prior to being named to his current role in May 2012, Mr. Wenzel worked for ConocoPhillips as General Manager, Corporate Planning & Strategy since July 2010. Prior to that, Mr. Wenzel was Vice President, Finance for ConocoPhillips Alaska, after serving as President, ANS Gas Development until May 2009. His first position with ConocoPhillips Alaska was in 2005 as Vice President, Finance and Administration. In 2003, Mr. Wenzel was named Manager of Treasury Services of ConocoPhillips in Bartlesville, Oklahoma. In 2001, Mr. Wenzel became the finance manager for Phillips Petroleum Company’s Australasia division in Perth, Australia. Mr. Wenzel joined Phillips Petroleum Company in 1991 as a financial analyst.

There are no arrangements or understandings between Mr. Wenzel and any other person pursuant to which Mr. Wenzel was selected as a director. Mr. Wenzel does not have any family relationships with any director or other executive officer of the Partnership or any person nominated or chosen by the Partnership to become a director or executive officer. There are no transactions in which Mr. Wenzel has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Board has not named Mr. Wenzel to any committees of the Board at this time.

Following these changes, the board members affiliated with the General Partner or its owners will be Thomas C. O’Connor, William S. Waldheim, R. Mark Fiedorek, Brian R. Wenzel, and Andy Viens. The continuing independent directors of the board are Paul F. Ferguson, Jr., Frank A. McPherson, Thomas C. Morris, and Stephen R. Springer.

The General Partner serves as the ultimate general partner of the Partnership. DCP Midstream, LLC currently owns 100% of the General Partner, which allows it to control the Partnership, and owns approximately 25% of the outstanding common units representing limited partner interests in the Partnership. DCP Midstream, LLC is a joint venture equally owned by Phillips 66 and Spectra Energy Corp. For relationships between the Partnership, the General Partner, DCP Midstream, LLC and its affiliates, please read Item 13 “Certain Relationships and Related Transactions, and Director Independence”, which is incorporated herein by reference from the Partnership’s annual report on Form 10-K, filed with the Securities and Exchange Commission on February 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP
its General Partner

By:	DCP MIDSTREAM GP, LLC
its General Partner

By:	/s/ Michael S. Richards
Name:	Michael S. Richards
Title:	Vice President, General Counsel and Secretary

June 20, 2013